EX-99(a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Preferred Shares

Of

Western Asset Premier Bond Fund

(the “Fund”)

Pursuant to the Offer to Purchase

Dated June 5, 2014

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined in the Letter of Transmittal), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the preferred shares of beneficial interest, without par value and liquidation preference of $25,000 per share, designated Taxable Auction Market Preferred Shares, Series M and Series W (“Preferred Shares”), and/or all other documents required by the Fund’s Letter of Transmittal, cannot be delivered to the Depositary (as defined in the offer to purchase, dated June 5, 2014 (the “Offer to Purchase”)) on or before 5:00 p.m., New York City time, July 3, 2014, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by hand or mailed to the Depositary, and must be received by the Depositary on or before the Expiration Date. See Section 3, Procedures for Tendering Preferred Shares, of the Offer to Purchase.

The Depositary for the Offer is:

Deutsche Bank Trust Company Americas

Toll Free

1(877)843-9767

By First Class Mail, By Overnight Courier, By Hand:

DB Services Americas, Inc.

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

ATTN: Reorganization Unit

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Fund’s Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund, upon the terms and subject to the conditions set forth in its Offer to Purchase dated June 5, 2014 and the related Letter of Transmittal (which together, constitute the “Offer Documents”), receipt of which is hereby acknowledged, Preferred Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Western Asset Premier Bond Fund ☐ check here if the shares will be tendered by book-entry transfer Number of Preferred Shares tendered DRS Transaction Advice Numbers (if applicable) Account Number	Signature Name(s) of Tendering Institution (Address) (Zip Code) (Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) “own(s)” the Preferred Shares tendered hereby and (b) guarantees to deliver to the Depositary (as defined in the Offer to Purchase) the Preferred Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the New York Stock Exchange after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary (as defined in the Offer to Purchase) and must deliver all required documents to the Depositary within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:                 , 2014